Exhibit 99.2

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Level 3 Communications, Inc.
3555 Farnam Street
Omaha, Nebraska 68131
www.Level3.com
NEWS RELEASE
For Immediate Release
Contacts:
News Media:       Josh Howell                      Investors:       Julie Stangl
                  402/943-1309                                      303/926-3575
                  Steve Ingish
                  402/943-1337



           LEVEL 3 COMMUNICATIONS CLOSES SENIOR DISCOUNT NOTE OFFERING

                 Company Raises $500 Million of Gross Proceeds


         OMAHA, NEBRASKA, December 2, 1998 - Level 3 Communications, Inc. (Nasdaq: LVLT) today announced that it has sold $833,815,000 aggregate principal amount of 10 1/2% Senior Discount Notes Due 2008 in a transaction that is exempt from registration under the Securities Act of 1933, as amended. The issue price of the Senior Discount Notes was $599.66 per $1,000 principal amount at maturity, which represents a yield to maturity of 10 1/2%, calculated from December 2, 1998. The Senior Discount Notes will mature on December 1, 2008 and are senior, unsecured obligations of Level 3, ranking pari passu with all existing and future senior unsecured indebtedness of Level 3. Cash interest will not accrue on the Senior Discount Notes prior to December 1, 2003, unless Level 3 elects to commence the accrual on or after December 1, 2001.

         The net proceeds to Level 3 in the offering were approximately $486 million, after deducting anticipated offering expenses. Level 3 currently intends to use the net proceeds of the offering to accelerate the implementation of its business plan, including funding for (a) an increase in committed (that is, prefunded) number of route miles of Level 3's U.S. intercity network from 9,000 to approximately 16,000, (b) an expansion of the fiber loops, number of buildings connected and collocation space in the Company's U.S. cities, (c) an expansion of the fiber loops, number of buildings connected and collocation space in the Company's European cities, (d) purchases of undersea cable capacity and (e) general corporate purposes, including acquisitions.

         The securities offered by Level 3 have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from such Act's registration requirements.

About Level 3 Communications

         Level 3 Communications, Inc., is a communications and information services company that is building the first international network optimized for Internet Protocol technology. The Level 3 Network will combine both local and long distance networks, connecting customers end-to-end across the U.S. and in Europe and Asia. The company expects to complete the U.S. inter-city portion of the network during the first quarter of 2001. In the interim, Level 3 has signed an agreement to lease a national network over which it began to offer services in the third quarter of 1998. Level 3 will provide a full range of communications services (including local, long distance, international and Internet services). Level 3's common stock is traded on The Nasdaq National Market under the symbol LVLT. Its World Wide Web address is www.Level3.com.

         The statements made by Level 3 in this press release may be forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: substantial capital requirements, development of effective internal processes and systems; the ability to attract and retain high quality employees; changes in the overall economy; technology; the number and size of competitors in its markets; law and regulatory policy; and the mix of products and services offered in the company's target markets. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.

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